EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned directors and officers of Interplay Entertainment Corp. do hereby constitute and appoint Hervé Caen with full power of substitution and resubstitution, as their true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent, may deem necessary or advisable to enable said corporation to comply with the Securities Exchange Act of 1934, as amended and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Annual Report on Form 10-K, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Annual Report and Form 10-K has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hervé Caen	Chief Executive Officer, Interim Chief	May 24, 2011
Hervé Caen	Financial Officer and Director
(Principal Executive and Financial and
Accounting Officer)

/s/ Eric Caen	Director	May 24, 2011
Eric Caen

/s/ Michel Welter	Director	May 24, 2011
Michel Welter

/s/ Alberto Haddad	Director	May 24, 2011
Alberto Haddad

/s/ Xavier de Portal	Director	May 24, 2011
Xavier de Portal